EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42434) pertaining to the Amended 1995 Stock Option Plan of Teekay Corporation (“Teekay”), in the Registration Statement (Form S-8 No. 333-119564) pertaining to the 2003 Equity Incentive Plan and the Amended 1995 Stock Option Plan of Teekay, in the Registration Statement (Form F-3 No. 33-97746) and related Prospectus of Teekay for the registration of 2,000,000 shares of Teekay common stock under its Dividend Reinvestment Plan and in the Registration Statement (Form S-8 No. 333-147683) pertaining to the 2003 Equity Incentive Plan of Teekay of our report dated March 9, 2008 except for Note 21, as to which the date is April 3, 2009, with respect to the consolidated financial statements of Teekay and our report dated March 9, 2008, except for paragraphs 5 through 7 of Management’s Annual Report on Internal Control over Financial Reporting (as restated), as to which the date is April 3, 2009, on the effectiveness of internal control over financial reporting of Teekay, included in the Annual Report (Form 20-F/A) for the year ended December 31, 2007.

Vancouver, Canada,	/s/ Ernst & Young LLP
April 3, 2009	Chartered Accountants